Amendment No. 1 to

Second Amended & Restated Supply Agreement

This Amendment No. 1 to Second Amended & Restated Supply Agreement (this “Amendment”) is effective as of October 22, 2008 (the “Effective Date”) by and between Hoku Materials, Inc., a Delaware corporation (“HOKU”), and Solarfun Power Hong Kong Limited, a company registered in Hong Kong (“SOLARFUN”). HOKU and SOLARFUN are each a “Party” and together the “Parties” to this Amendment.

Recitals

Whereas, HOKU and SOLARFUN are Parties to that certain Second Amended & Restated Supply Agreement dated as of May 13, 2008 (collectively, the “Supply Agreement”);

Whereas, the Parties desire to make certain amendments to the Supply Agreement as hereinafter set forth; and

Whereas, each Party derives a benefit from the amendments set forth herein.

Now therefore, in consideration of the foregoing, and for other good and valuable consideration, the receipt of which is hereby acknowledged by the Parties, the Parties agree to amend the Supply Agreement as set forth below.

Agreement

1. Definitions. All capitalized terms not otherwise defined are defined in the Supply Agreement.

2. Time & Location for Performance. All dates and times set forth in this Amendment shall be the day and time in New York, USA.

3. Cancellation of Letter of Credit. Concurrent with the execution and delivery of this Amendment, HOKU agrees to effect the cancellation of the Standby Letter of Credit that was issued in its favor by Citibank, N.A. (“Citibank”) by delivering to Citibank the fully executed notice of cancellation attached hereto as Exhibit A (the “Cancellation Notice”) via facsimile and courier to facsimile number (813) 604-7181, and the physical address stated on the Cancellation Notice. Within one business day after the Effective Date, HOKU shall forward to SOLARFUN via email PDF to alex.vanderpol@solarfun.com.cn, a copy of the facsimile confirmation and the courier tracking number for the Cancellation Notice.

4. Payment of Second Deposit. As soon as practicable after the Effective Date, but in no event more than five business days after the Effective Date, Solarfun shall pay to HOKU Twenty-one Million U.S. Dollars (USD$21,000,000).

5. Reduction of Third Deposit. Subject to HOKU’s receipt in full of Twenty-one Million U.S. Dollars ($21,000,000) pursuant to Section 4 above, the Parties agree that the Third Deposit will be reduced to Eighteen Million U.S. Dollars ($18,000,000).

6. HOKU’s Termination Rights. In addition to HOKU’s rights and remedies under the Supply Agreement, and at law and in equity, in the event that SOLARFUN fails to pay the Third Deposit on the Third Deposit Date, HOKU may immediately terminate the Supply Agreement and retain all amounts of the Total Deposit that have been paid to HOKU as of the date of such termination, with a grace period of four (4) business days given in order to accommodate any delays due to administrative or technical problems in processing the payment.

7. HOKU’s Suspension Rights. In addition to HOKU’s rights and remedies under the Supply Agreement, and at law and in equity, in the event that SOLARFUN fails to pay the Fourth Deposit on the Fourth Deposit Date, HOKU may immediately suspend all shipments due under the Shipment Schedule until such time as the Fourth Deposit is paid in full; provided, however, that if the Fourth Deposit is not paid within 30 calendar days after the Fourth Deposit Date, then in addition to HOKU’s rights and remedies under the Supply Agreement and at law and in equity, HOKU may immediately terminate the Supply Agreement and retain all amounts of the Total Deposit that have been paid to HOKU as of the date of such termination.

8. Corporate Guaranty. As an inducement for HOKU to enter into this Amendment with SOLARFUN, the parent company of SOLARFUN, Solarfun Power Holdings Co., Ltd., a Cayman Islands company (the “Guarantor”) hereby guaranties to HOKU the prompt, punctual and full payment of all monies due HOKU from SOLARFUN that were previously guaranteed under the Standby Letter of Credit, (for the avoidance of doubt this means the payment pursuant to section 3 above, the Third Deposit and the Fourth Deposit only) and agrees to the following:

(a) The obligations of the Guarantor shall be at the election of HOKU, shall be primary and not necessarily secondary, and HOKU shall not be required to exhaust its remedies as against SOLARFUN prior to enforcing its rights under this guaranty against the Guarantor.

(b) The guaranty hereunder shall be unconditional and absolute and the Guarantor waives all rights of subrogation and set-off until all sums under this guaranty are fully paid. The Guarantor further waives all suretyship defenses or defenses in the nature thereof, generally.

(c) The Guarantor warrants and represents it has full authority to enter into this guaranty.

(d) This guaranty shall be binding upon and inure to the benefit of the Parties, their successors, assigns and personal representatives.

(e) This guaranty shall be construed and enforced under the laws of the State of California, USA.

9. Survival. Except for the amendments specifically set forth above, the terms of the Supply Agreement shall continue in full force and effect mutatis mutandis.

10. Miscellaneous. Each Party agrees to do such further acts and execute such additional documents and instruments as may be necessary to complete the transactions contemplated in this Amendment, including, without limitation, such further acts that may be required of Citibank to cancel the Standby Letter of Credit. The Parties agree that they shall each be entitled to injunctive relief, including, without limitation, specific performance, to enforce the terms of this Amendment. Except where the terms of this Amendment conflict with the Supply Agreement, the “General Provisions” set forth in Section 13 of the Supply Agreement, including, without limitation, provisions concerning the choice of law and means for dispute resolution between HOKU and SOLARFUN, shall apply to this Amendment. In the event of any conflict between the terms of this Amendment and the Supply Agreement, the terms of this Amendment shall control.

IN WITNESS WHEREOF, the Parties have executed this Amendment No. 1 to Second Amended & Restated Supply Agreement as of the first date set forth above.

SOLARFUN:		HOKU:

SOLARFUN POWER HONG KONG LIMITED		HOKU MATERIALS, INC.

By:	/s/ Harold Hoskens	By:	/s/ Dustin M. Shindo

Name:	Harold Hoskens	Name:	Dustin M. Shindo

Title:	Chief Executive Officer	Title:	Chief Executive Officer
Authorized Signatory		Authorized Signatory

GUARANTOR:

Solarfun Power Holdings Co., Ltd.

By:	/s/ Harold Hoskens

Name:	Harold Hoskens

Title:	Chief Executive Officer
Authorized Signatory

Exhibit A

Cancellation Notice

Citibank,N.A.

DATE: OCT. 20, 2008

TO: HOKU SCIENTIFIC, INC.
AND/OR HOKU MATERIALS INC.
(BENEFICIARIES)
1075 OPAKAPAKA STREET
KAPOLEI, HAWAII 96707
KAPOLEI,HI
U.S.A.,96707

ATTENTION : MR. DUSTIN SHINDO, CEO

RE : OUR REF NUM :13618221
L/C REF NUM :
BY ORDER OF :CITIBANK N.A.
LC AMOUNT :USD44,000,000.00

RE: STANDBY LETTER OF CREDIT NO. 13618221

WE UNDERSTAND FROM OUR CLIENT CITIBANK CHINA, THAT THE ABOVE REFERENCED STANDBY LETTER OF CREDIT IS NO LONGER REQUIRED.

ACCORDINGLY, WE REQUEST THAT YOU RETURN THE ORIGINAL LETTER OF CREDIT, AND ANY AMENDMENTS TO US AND INDICATE YOUR AGREEMENT TO THE CANCELLATION OF THE LETTER OF CREDIT BY SIGNING YOUR NAME IN THE SPACE AT THE BOTTOM OF THIS LETTER.

....

I HEREBY AUTHORIZE CITIBANK, N.A. TO CANCEL THE ABOVE-REFERENCED LETTER OF CREDIT.

PLEASE SIGN HERE: ....
PRINT NAME: ....
BENEFICIARY: HOKU SCIENTIFIC, INC. AND/OR
HOKU MATERIALS INC.

....

PLEASE SEND THE ORIGINAL OF THE LETTER OF CREDIT AND THIS LETTER COUNTERSIGNED BY YOU TO:
CITIBANK, N.A.
C/O CITICORP NORTH AMERICA, INC.
3800 CITIBANK CENTER, BLDG. B, 3RD FLOOR
ATTN: FOREIGN STANDBY UNIT,
TAMPA, FL 33610.

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Citibank,N.A.

SHOULD YOU HAVE ANY QUESTIONS YOU MAY CONTACT US AT THE ABOVE-MENTIONED ADDRESS, OR VIA TELEPHONE AT (866) 498-8670.

THANK YOU FOR YOU ASSISTANCE IN THIS MATTER.

BEST REGARDS,
CITIBANK N.A.,
FOREIGN STANDBY UNIT

AUTHORISED SIGNATURE(S)
CITIBANK,N.A.

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